EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2010, relating to the consolidated financial statements and financial statement schedule of Spectra Energy Corp (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of ASC 810-10-65, Consolidations – Overall – Transition (previously SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements) effective January 1, 2009, the adoption of ASC 740-10, Income Taxes – Overall (previously FIN 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109) in 2007, and the completion of the spin-off of Spectra Energy Corp from Duke Energy Corporation on January 2, 2007, all discussed in Note 1), and the effectiveness of Spectra Energy Corp’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Spectra Energy Corp dated February 25, 2010. We also consent to the reference to us under the heading “Experts” in the Prospectuses, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

April 30, 2010